Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports First Fiscal Quarter Results

SAN JOSE, Calif.—April 28, 2016—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its first fiscal quarter ended March 31, 2016.

Total revenues for the first fiscal quarter of 2016 totaled $25.1 million, up 4% from $24.1 million for the fourth fiscal quarter of 2015 and down 6% from $26.8 million for the first fiscal quarter of 2015. Design-to-silicon-yield solutions revenue for the first fiscal quarter of 2016 totaled $18.6 million, up 30% from $14.3 million for the fourth fiscal quarter of 2015 and up 2% from $18.2 million for the first fiscal quarter of 2015. Gainshare performance incentives revenue for the first fiscal quarter of 2016 totaled $6.5 million, down 34% from $9.8 million for the fourth fiscal quarter of 2015 and down 25% from $8.7 million for the first fiscal quarter of 2015.

On a GAAP basis, net income for the first fiscal quarter of 2016 was $2.1 million, or $0.07 per basic and diluted share, compared to $2.8 million, or $0.09 per basic and diluted share, for the fourth fiscal quarter of 2015, and compared to $6.0 million, or $0.19 per basic and $0.18 per diluted share, for the first fiscal quarter of 2015.

Cash and cash equivalents were $129.4 million at March 31, 2016, compared to $126.2 million at December 31, 2015.

Non-GAAP net income for the first fiscal quarter of 2016 was $5.4 million, or $0.17 per diluted share, compared to $5.7 million, or $0.18 per diluted share, for the fourth fiscal quarter of 2015, and compared to $8.2 million, or $0.26 per diluted share, for the first fiscal quarter of 2015. EBITDAR for the first quarter of 2016 was $6.8 million, or $0.22 per diluted share, compared to $7.5 million, or $0.23 per diluted share, for the fourth fiscal quarter of 2015, and compared to $10.4 million, or $0.32 per diluted share, for the first fiscal quarter of 2015.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below. For a more detailed reconciliation of the adjustments made to comparable GAAP measures, please refer the “GAAP to Non-GAAP and EBITDAR Reconciliation” provided in the Investor Relations section of our website at http://ir.pdf.com/sec.cfm.

Forward-Looking Statements

The statements made on the conference call regarding PDF Solutions' financial results for its first fiscal quarter ended March 31, 2016, including the success of any new products and the Company's future expected financial results, are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at gainshare-covered facilities; adoption of the Company's new and existing solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2015, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions enables customers to reduce the time to market of integrated circuits (“ICs”), lower the cost of IC design and manufacturing and improve profitability. The Company has developed proprietary products and provides services that target the entire Process Life Cycle, which is a term used to mean the time from technology development and the design of an IC to volume manufacturing of that IC to product assembly and test.

PDF Solutions’ products and services consist of proprietary test structures and electrical test systems, physical intellectual property, enterprise platform software and professional services. The Company’s Characterization Vehicle® (CV®) electrical test chip infrastructure provides core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. The Design-for-Inspection™ (DFI™) solution extends the Company’s electrical characterization technologies into the e-beam measurement of extremely dense test structures, or DFI cells, across an entire fabrication process. Proprietary Template™ layout patterns for standard cell libraries optimize area, performance, and manufacturability for designing IC products. The Exensio™ platform for big data unlocks relevant, actionable information buried in wafer fabrication, process control and test data. The Exensio platform is available either on-premise or via software as a service (SaaS).

Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. PDF Solutions is listed on The NASDAQ National Market under the ticker symbol PDFS. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Design-for-Inspection, DFI, Exensio and Template are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	March 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$129,398	$126,158
Accounts receivable, net	29,323	33,438
Prepaid expenses and other current assets	3,479	3,655
Total current assets	162,200	163,251
Property and equipment, net	13,236	11,325
Deferred tax assets	10,186	10,299
Goodwill	215	215
Intangible assets, net	4,815	5,028
Other non-current assets	7,565	1,651
Total assets	$198,217	$191,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,016	$1,293
Accrued compensation and related benefits	4,289	4,812
Accrued and other current liabilities	1,853	2,382
Deferred revenues - current portion	6,358	4,702
Billings in excess of recognized revenue	114	1,267
Total current liabilities	14,630	14,456
Long-term income taxes payable	2,468	2,540
Other non-current liabilities	464	466
Total liabilities	17,562	17,462

Stockholders’ equity:
Common stock and additional paid-in-capital	269,949	266,013
Treasury stock at cost	(50,392)	(50,383)
Accumulated deficit	(37,718)	(39,780)
Accumulated other comprehensive loss	(1,184)	(1,543)
Total stockholders’ equity	180,655	174,307
Total liabilities and stockholders’ equity	$198,217	$191,769

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Revenues:
Design-to-silicon-yield solutions	$18,578	$14,282	$18,152
Gainshare performance incentives	6,503	9,790	8,665
Total revenues	25,081	24,072	26,817

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	10,110	9,984	8,804
Amortization of acquired technology	96	96	-
Total costs of Design-to-silicon-yield solutions	10,206	10,080	8,804
Gross profit	14,875	13,992	18,013

Operating expenses:
Research and development	6,311	5,398	4,088
Selling, general and administrative	5,124	5,085	4,456
Amortization of other acquired intangible assets	117	107	-
Total operating expenses	11,552	10,590	8,544

Income from operations	3,323	3,402	9,469
Interest and other income (expense), net	(236)	15	51
Income before income taxes	3,087	3,417	9,520
Income tax provision	1,025	620	3,553
Net income	$2,062	$2,797	$5,967

Net income per share:
Basic	$0.07	$0.09	$0.19
Diluted	$0.07	$0.09	$0.18

Weighted average common shares:
Basic	31,168	31,323	31,336
Diluted	31,722	31,858	32,291

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2016	2015	2015
GAAP net income	$2,062	$2,797	$5,967
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,666	2,639	2,199
Previously impaired deferred costs (1)	-	-	(1,892)
Amortization of acquired technology	96	96	-
Amortization of other acquired intangible assets	117	107	-
Acquisition costs (2)	-	62	-
Acquisition related contingent earn-out (2)	-	25	-
Acquisition related deferred revenue adjustment (2)	115	400	-
Non-cash portion of income tax expense	299	(390)	1,963
Non-GAAP net income	$5,355	$5,736	$8,237

GAAP net income per diluted share	$0.07	$0.09	$0.18
Non-GAAP net income per diluted share	$0.17	$0.18	$0.26

Shares used in diluted shares calculation	31,722	31,858	32,291

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2016	2015	2015

GAAP net income	$2,062	$2,797	$5,967
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,666	2,639	2,199
Previously impaired deferred costs (1)	-	-	(1,892)
Amortization of acquired technology	96	96	-
Amortization of other acquired intangible assets	117	107	-
Acquisition costs (2)	-	62	-
Acquisition related contingent earn-out (2)	-	25	-
Acquisition related deferred revenue adjustment (2)	115	400	-
Depreciation expense	765	727	605
Income tax provision	1,025	620	3,553
EBITDAR	$6,846	$7,473	$10,432

EBITDAR per diluted share	$0.22	$0.23	$0.32

Shares used in diluted shares calculation	31,722	31,858	32,291

(1) As announced on September 29, 2014, we were unable to close two Design-to-silicon-yield solutions contracts, which restricted our ability to book revenue relating to work on these projects and required us to impair previously deferred costs of $1.9 million in the three months ended September 30, 2014. As reported on January 7, 2015, in the three months ended March 31, 2015, we executed those two contacts, which increased our Design-to-Silicon-Yield Solutions revenue in the quarter by approximately $6.0 million. Reinstatement of previously impaired costs is not allowed under US GAAP. Accordingly, in order to match the revenue and the cost associated with these two contracts, management has included these costs in the current period as a non-GAAP reconciling item.

(2) As announced on July 20, 2015, the Company completed the acquisition of Syntricity, Inc., the industry leading hosted solution for characterization and yield management. In relation to this acquisition, the company incurred direct acquisition costs, acquisition related contingent earn-out and recorded an adjustment to reduce revenue recognized from deferred revenue arising from the acquisition. Accordingly, for non-GAAP purposes, the Company is excluding these expenses and the reduction to revenue in order to provide better comparability between periods.